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                                                                     Exhibit 3.6

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                      HEALTHCARE INTEGRATED SERVICES, INC.

                                      INTO

                        HEALTHCARE IMAGING SERVICES, INC.

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                         Pursuant to Section 253 of the
                General Corporation Law of the State of Delaware
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         Healthcare Imaging Services, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

         1. The Corporation owns all of the outstanding shares of HealthCare Integrated Services, Inc., a Delaware corporation.

         2. The Corporation, by the following resolutions of its Board of Directors, duly adopted by unanimous written consent pursuant to Section 141(f) of the General Corporation Law of the State of Delaware (the "DGCL") on the 29th day of July, 1999, determined to merge HealthCare Integrated Services, Inc. into itself on the terms and conditions set forth in the following resolutions:

            WHEREAS, the Corporation owns all of the issued and outstanding shares of common stock, par value $.01 per share, of HealthCare Integrated Services, Inc. (the "Subsidiary"); and

                     WHEREAS, the Corporation wishes to merge the
            Subsidiary into itself (the "Merger") in accordance with
            Section 253 of the DGCL.

                     NOW THEREFORE, BE IT RESOLVED, that, effective August
            1, 1999, the Subsidiary be merged with and into the Corporation in accordance with Section 253 of the DGCL and that the Corporation be the surviving corporation in the Merger;

                     RESOLVED FURTHER, that, upon the effectiveness of the
            Merger, the Corporation shall assume all of the liabilities and obligations of the Subsidiary;

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                     RESOLVED FURTHER, that the proper officers of the
            Corporation be, and each of them hereby is, authorized, empowered and directed to execute and file, in accordance with
            Section 253 of the DGCL, a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware that, among other things, sets forth a copy of these resolutions and the date of adoption thereof;

                     RESOLVED FURTHER, that, upon the effectiveness of the
            Merger, the name of the Corporation shall be changed to "HealthCare Integrated Services, Inc." and Article FIRST of the Certificate of Incorporation of the Corporation shall be amended in its entirety to read as follows:

                     "The name of the Corporation is HealthCare Integrated
            Services, Inc."

                              ; and

                     RESOLVED FURTHER, that the proper officers of the
            Corporation be, and each of them hereby is, authorized, directed and empowered to execute and deliver all such other documents or instruments necessary, appropriate or desirable for the implementation of the foregoing resolutions, and to do and perform such other acts and things as they or any of them determine, in their or his sole discretion, to be necessary, appropriate or desirable to carry out any of the foregoing resolutions, any such determination to be conclusively evidenced by the execution and delivery of any such document or instrument or the doing or performing of any such act or thing.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate this 29th day of July, 1999.


                                            HEALTHCARE IMAGING SERVICES, INC.

                                            By:/s/ Elliott H. Vernon
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                                               Elliott H. Vernon
                                               Chairman, President and Chief
                                               Executive Officer

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